EXHIBIT 21.1

SUBSIDIARY CORPORATIONS OF CUBIC CORPORATION

PLACE OF INCORPORATION AND PERCENTAGE OWNED

	Place of	Percentage
Subsidiary	Incorporation	Owned

CTS — NORDIC AKTIEBOLAG	Sweden	100%

CUBIC (UK) LIMITED	United Kingdom	100%

CUBIC DE MEXICO, S.A de C.V.	Mexico	100%

CUBIC DEFENCE AUSTRALIA PTY LIMITED	Australia	100%

CUBIC DEFENCE NEW ZEALAND LIMITED	New Zealand	100%

CUBIC DEFENCE UK LTD	United Kingdom	100%

CUBIC DEFENSE APPLICATIONS, INC.	California	100%

CUBIC DEFENSE WLL	Qatar	49%

CUBIC DEFENSE DOHA FOR TRADING AND CONTRACTING WLL	Qatar	49%

CUBIC FIELD SERVICES CANADA LIMITED	Canada	100%

CUBIC HOLDINGS LTD.	New Zealand	100%

CUBIC ITALIA S.R.L.	Italy	100%

CUBIC ITS, INC.	Texas	100%

CUBIC SURFACE TRANSPORTATION SYSTEMS LIMITED	United Kingdom	100%

CUBIC TECHNOLOGIES DENMARK APS	Denmark	100%

CUBIC TECHNOLOGIES SINGAPORE PTE LTD	Singapore	100%

CUBIC TRANSPORTATION SYSTEMS (AUSTRALIA) PTY LIMITED	Australia	100%

CUBIC TRANSPORTATION SYSTEMS (DEUTSCHLAND) GmbH	Germany	100%

CUBIC TRANSPORTATION SYSTEMS (INDIA) PVT LIMITED	India	100%

CUBIC TRANSPORTATION SYSTEMS CANADA, LTD	Canada	100%

CUBIC TRANSPORTATION SYSTEMS LIMITED	United Kingdom	100%

CUBIC TRANSPORTATION SYSTEMS, INC.	California	100%

EMIRATES TRAINING TECHNOLOGY LLC	UAE	49%

GATR TECHNOLOGIES, INC.	Alabama	100%

	Place of	Percentage
Subsidiary	Incorporation	Owned

GRIDSMART TECHNOLOGIES, INC.	Delaware	100%

ISR SYSTEMS, INC.	Delaware	100%

NUVOTRONICS, INC.	Delaware	100%